SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 2, 2002

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 437-5611

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 2, 2002, the Company announced that its Board of Directors has authorized the repurchase of up to 10 million shares of its common stock.  The repurchase of Hormel Foods Corporation common stock will be accomplished through periodic purchases at prevailing prices on the open market.  The repurchased shares may be retained as treasury stock for use for corporate purposes, or may be retired.  The Company intends to use surplus cash to fund the repurchase program.  This repurchase program is in addition to the Company’s 10 million share program which was authorized in 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: October 9, 2002	By	/s/ M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated: October 9, 2002	By	/s/ J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller